Exhibit 99.1

For Immediate Release: May 22, 2013

Jennifer Nahas

Vice President, Marketing

Griffin Capital Corporation

jnahas@griffincapital.com

Office Phone: 949-270-9332

Cell Phone: 949-433-6860

Griffin Capital Essential Asset REIT Reports First Quarter 2013

Results

Total Capitalization Exceeds Half a Billion Dollars and MFFO is more than three times the result for the same quarter in 2012

EL SEGUNDO, Calif. (May 22, 2013) – Griffin Capital Essential Asset REIT, Inc. (the “Essential Asset REIT”) announced today its operating results for the first quarter ended March 31, 2013.

“The first quarter of 2013 picked up solidly on the strong momentum we were enjoying at the end of last year… and the momentum continues through the second quarter. We started 2013 with the acquisition of the Comcast Technical Support Headquarters outside of Denver in January, followed in February with the Boeing Capital Headquarters acquisition in Seattle, with a combined value of $39.0 million,” stated Kevin Shields, chairman and chief executive officer of the Essential Asset REIT. “The second quarter thus far has been equally robust. In April we acquired an interest in the HealthSpring Regional Headquarters in Nashville and in May we purchased the Schlumberger financial hub in Houston as well as the United Technologies Aerospace Headquarters in Charlotte.”

“Our first and second quarter acquisitions continue to expand the outstanding credit characteristics of our portfolio—including our purchase of the UTC Aerospace Headquarters property in May, over three quarters of the REIT’s net income is now generated by companies, or lease guarantors, with investment grade-rated credit quality, or have a parent company with an investment-grade rating,” added David Rupert, president of the Essential Asset REIT.

Highlights and Accomplishments in the First Quarter of 2013 and through May 3, 2013

•

During the first quarter of 2013 and through May 3, 2013 we acquired four assets and a minority interest in a Delaware Statutory Trust, consisting of nearly 0.6 million square feet for approximately $129 million of acquisition value. Each property is either leased to investment-grade rated tenants or the lease is guaranteed by an investment grade-rated company, or the parent organization of the tenant is investment-grade rated – Comcast Holdings, The Boeing Company, Schlumberger Technology Corporation, United Technology Corporation, and HealthSpring (a subsidiary of CIGNA).

•

Our portfolio grew over 60% from December 31, 2012 through May 3, 2013 and now consists of 18 assets, which are 100% leased and comprise more than 3.8 million square feet. The total capitalization[1] of our properties is over half a billion dollars.

•

More than three quarters of the portfolio net rental revenue is generated by investment-grade rated companies that lease the property directly, have a lease guaranteed by an investment grade-rated company, or have a parent company that is investment grade-rated.

•	The weighted average remaining lease term is 8.75 years with average annual rental rate increases of 2.3%.

•

On February 27, 2013, we refinanced part of the KeyBank credit facility with a new $105.6 million first mortgage fixed for 10 years at 3.94% with Midland National Life Insurance Company, an affiliate of Guggenheim Partners. The mortgage is interest-only for the first four years and amortized over a thirty-year schedule thereafter.

•

Following the Guggenheim financing, the average interest rate on our debt is 4.22%, resulting in a 374 basis point positive spread relative to our current lease yield of 7.96%[2]. Our leverage ratio relative to total capitalization is approximately 52.0% as of March 31, 2013.

•

Modified funds from operations, or MFFO, as defined by the Investment Program Association (IPA), equaled $3.4 million for the quarter, representing year-over-year growth of approximately 342% for the same quarter 2012. Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), equaled approximately $2.5 million, compared with ($1.2) million for the same quarter 2012. (Please see financial reconciliation tables and notes at the end of this release for more information regarding MFFO and FFO.)

“We could not be more pleased with the growth in our portfolio since inception, the quality of our tenant base, overall credit quality of our portfolio cash flow and the incredible support we receive from both our broker-dealer partners and new members of our lending group,” concluded Mr. Shields.

[1]	Total capitalization includes the outstanding debt balance, plus total equity raised in our public offering and operating partnership units issued for contributed properties, less net current assets.
[2]

The weighted average lease yield is determined by dividing the projected net rental payment for the ensuing 12-month period by the initial acquisition price (exclusive of closing and offering costs). The projected net rental payment includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months.

About Griffin Capital Essential Asset REIT and Griffin Capital Corporation

Griffin Capital Essential Asset REIT, Inc. is a publicly-registered non-traded REIT with a portfolio that currently includes 18 office and industrial distribution properties totaling approximately 3.8 million rentable square feet and total capitalization in excess of $500 million. The REIT’s sponsor is Griffin Capital Corporation (“Griffin Capital”), a privately-owned real estate company headquartered in Los Angeles. Led by senior executives, each with more than two decades of real estate experience collectively encompassing over $16 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed over 17 million square feet of space since 1996. Griffin Capital and its affiliates currently own and manage a portfolio consisting of over 14.8 million square feet of space, located in 28 states and representing approximately $2.5 billion in asset value. Additional information about Griffin Capital is available at www.griffincapital.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

###

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Cash and cash equivalents	$28,065,352	$5,672,611
Restricted cash	8,067,038	5,569,678
Real estate:
Land	57,098,399	50,952,519
Building and improvements	228,520,566	209,056,922
Tenant origination and absorption cost	80,697,436	68,333,173

Total real estate	366,316,401	328,342,614
Less: accumulated depreciation and amortization	(22,444,260)	(18,898,049)

Total real estate, net	343,872,141	309,444,565
Above market leases, net	7,406,516	6,981,667
Deferred rent	3,321,073	2,869,025
Deferred financing costs, net	3,128,787	2,148,377
Prepaid expenses and other assets	1,436,217	1,360,495
Real estate acquisition and other deposits	1,600,000	750,000

Total assets	$396,897,124	$334,796,418

LIABILITIES AND EQUITY
Debt:
Mortgage payable, plus unamortized premium of $417,789 and $452,283, respectively	$170,993,121	$65,782,288
KeyBank Credit Facility	48,199,848	129,030,000

Total debt	219,192,969	194,812,288
Restricted reserves	6,159,901	4,447,560
Accounts payable and other liabilities	3,784,301	3,611,431
Distributions payable	760,699	620,839
Due to affiliates	580,238	520,951
Below market leases, net	8,929,192	9,176,658

Total liabilities	239,407,300	213,189,727

Commitments and contingencies (Note 7)
Noncontrolling interests subject to redemption, 531,000 units eligible towards redemption as of March 31, 2013 and December 31, 2012	4,886,686	4,886,686
Common stock subject to redemption	4,985,480	3,439,347
Stockholders’ equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; no shares outstanding, as of March 31, 2013 and December 31, 2012	—	—
Common Stock, $0.001 par value; 700,000,000 shares authorized; 17,837,874 and 13,376,868 shares outstanding, respectively	178,356	133,565
Additional paid-in capital	151,518,621	112,794,444
Cumulative distributions	(11,859,305)	(9,192,318)
Accumulated deficit	(8,938,148)	(7,966,871)

Total stockholders’ equity	130,899,524	95,768,820
Noncontrolling interests	16,718,134	17,511,838

Total equity	147,617,658	113,280,658

Total liabilities and equity	$396,897,124	$334,796,418

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended March 31,
	2013	2012
Revenue:
Rental income	$8,179,245	$4,396,478
Property expense recoveries	1,667,315	598,107

Total revenue	9,846,560	4,994,585

Expenses:
Asset management fees to affiliates	666,500	367,319
Property management fees to affiliates	266,177	126,862
Property operating expense	767,207	25,128
Property tax expense	970,055	562,456
Acquisition fees and expenses to non-affiliates	255,779	681,555
Acquisition fees and expenses to affiliates	1,170,000	2,286,000
General and administrative expenses	588,968	494,410
Depreciation and amortization	3,546,211	1,889,909

Total expenses	8,230,897	6,433,639

Income (loss) from operations	1,615,663	(1,439,054)
Other income (expense):
Interest expense	(2,708,794)	(1,607,160)
Interest income	174	197

Net loss	(1,092,957)	(3,046,017)
Distributions to redeemable noncontrolling interests attributable to common stockholders	(73,631)	(57,637)

Net loss including distributions to redeemable noncontrolling interests attributable to common stockholders	(1,166,588)	(3,103,654)

Net loss attributable to noncontrolling interests	(195,311)	(1,075,244)

Net loss attributable to common stockholders	$(971,277)	$(2,028,410)

Net loss attributable to common stockholders per share, basic and diluted	$(0.06)	$(0.32)

Weighted average number of common shares outstanding, basic and diluted	15,860,452	6,333,828

Distributions declared per common share	$(0.17)	$(0.17)

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

Funds from Operations and Modified Funds from Operations

(Unaudited)

Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Additionally, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases.

In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as funds from operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.

The Investment Program Association (“IPA”) issued Practice Guideline 2010-01 (the “IPA MFFO Guideline”) on November 2, 2010, which extended financial measures to include modified funds from operations (“MFFO”). In computing MFFO, FFO is adjusted for certain non-operating cash items such as acquisitions fees and expenses and certain non-cash items such as straight-line rent, amortization of in-place lease valuations, amortization of discounts and premiums on debt investments, nonrecurring impairments of real estate-related investments, mark-to-market adjustments included in net income (loss), and nonrecurring gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. Management is responsible for managing interest rate, hedge and foreign exchange risk. To achieve our objectives, we may borrow at fixed rates or variable rates. In order to mitigate our interest rate risk on certain financial instruments, we have entered into interest rate cap agreements and in order to mitigate our risk to foreign currency exposure, if any, we may enter into foreign currency hedges. We view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations, assessments regarding general market conditions, and the specific performance of properties owned, which can change over time. No less frequently than annually, we evaluate events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present, we assess whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) expected from the use of the assets and the eventual disposition. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of MFFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges through operational net revenues or cash flows prior to any liquidity event. We adopted the IPA MFFO Guideline, as management believes that MFFO is a beneficial indicator of our on-going portfolio performance and ability to sustain our current distribution level. More specifically, MFFO isolates the financial results of the REIT’s operations. MFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, MFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and MFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. MFFO also allows for a comparison of the performance of our portfolio with other REITs that are not currently engaging in acquisitions, as well as a comparison of our performance with that of other non-traded REITs, as MFFO, or an equivalent measure, is routinely reported by non-traded REITs, and we believe often used by analysts and investors for comparison purposes. As explained below, management’s evaluation of our operating performance excludes items considered in the calculation of MFFO based on the following economic considerations:

•

Straight-line rent. Most of our leases provide for periodic minimum rent payment increases throughout the term of the lease. In accordance with GAAP, these periodic minimum rent payment increases during the term of a lease are recorded to rental revenue on a straight-line basis in order to reconcile the difference between accrual and cash basis accounting. As straight-line rent is a GAAP non-cash adjustment and is included in historical earnings, it is added back to FFO to arrive at MFFO as a means of determining operating results of our portfolio.

•

Amortization of in-place lease valuation. As this item is a cash flow adjustment made to net income in calculating the cash flows provided by (used in) operating activities, it is added back to FFO to arrive at MFFO as a means of determining operating results of our portfolio.

•

Acquisition-related costs. We were organized primarily with the purpose of acquiring or investing in income-producing real property in order to generate operational income and cash flow that will allow us to provide regular cash distributions to our stockholders. In the process, we incur non-reimbursable affiliated and non-affiliated acquisition-related costs, which in accordance with GAAP, are expensed as incurred and are included in the determination of income (loss) from operations and net income (loss). These costs have been and will continue to be funded with cash proceeds from our primary offering or included as a component of the amount borrowed to acquire such real estate. If we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless our Advisor determines to waive the payment of any then-outstanding acquisition-related costs otherwise payable to our Advisor, such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. In evaluating the performance of our portfolio over time, management employs business models and analyses that differentiate the costs to acquire investments from the investments’ revenues and expenses. Acquisition-related costs may negatively affect our operating results, cash flows from operating activities and cash available to fund distributions during periods in which properties are acquired, as the proceeds to fund these costs would otherwise be invested in other real estate related assets. By excluding acquisition-related costs, MFFO may not provide an accurate indicator of our operating performance during periods in which acquisitions are made. However, it can provide an indication of our on-going ability to generate cash flow from operations and continue as a going concern after we cease to acquire properties on a frequent and regular basis, which can be compared to the MFFO of other non-listed REITs that have completed their acquisition activity and have similar operating characteristics to ours. Management believes that excluding these costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management.

For all of these reasons, we believe the non-GAAP measures of FFO and MFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and MFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and MFFO. Additionally, MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value. The use of MFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan as noted above. MFFO is useful in assisting management and investors in assessing our on-going ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the offering and acquisition stages are complete and NAV is disclosed. However, MFFO is not a useful measure in evaluating NAV because impairments are taken into account in determining NAV but not in determining MFFO. Therefore, FFO and MFFO should not be viewed as more prominent a measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate MFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

Our calculation of FFO and MFFO is presented in the following table for the three months ended March 31, 2013 and 2012.

	Three Months Ended March 31,
	2013	2012
Net Loss	$(1,092,957)	$(3,046,017)
Adjustments:
Depreciation of building and improvements	1,528,347	946,799
Amortization of intangible assets	2,017,864	943,110

FFO/(FFO deficit)	$2,453,254	$(1,156,108)

Reconciliation of FFO MFFO
FFO/(FFO deficit)	$2,453,254	$(1,156,108)
Adjustments:
Acquisition fees and expenses to non-affiliates	255,779	681,555
Acquisition fees and expenses to affiliates	1,170,000	2,286,000
Revenues in excess of cash received (straight-line rents)	(452,048)	(271,869)
Amortization of above/(below) market rent	(44,334)	(143,152)

MFFO	$3,382,651	$1,396,426

(a)

In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(b)	Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of the underlying lease, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(c)	Under GAAP, above and below market leases are assumed to change predictably in value over time. Similar to depreciation and amortization of other real estate related assets, that are excluded from FFO, so is the amortization of allocated above and below market lease value. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by adjusting this matrix for the amortization relating to above and below market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(d)	Under GAAP, we are required to record certain financial instruments, such as debt, at fair value at the acquisition date for each reporting period. We believe that adjusting for the change in fair value of our financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.